UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 24, 2023

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26133 US Highway 19 North, Suite 300 Clearwater, Florida	33763-2017
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Nicholas Financial, Inc. held its Annual General Meeting of Shareholders on August 24, 2023. The following tables detail the voting results:

Election of Directors

	Shares Voted For	Shares Wthholding Authority	Broker Non Vote
Jeremy Q. Zhu	3,644,632	991,530	1,397,203

The directors whose terms of office as directors continued after the meeting were Jeffrey Royal, Mark R. Hutchins, Brendan J. Keating, and Adam K. Peterson.

Ratification of Appointment of FORVIS, LLP as Independent Auditors

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non Vote
6,019,401	2,010	11,954	—

Advisory Vote on Executive Compensation (“Say on Pay”)

Shares Voted For	Shares Abstaining	Shares Voted Against	Broker Non Vote
4,625,515	5,951	4,696	1,397,203

Advisory Vote on Frequency of the Advisory Vote on Executive Compensation

Shares Voted For 1 Year	Shares Voted For 2 Years	Shares Voted For 3 Years	Shares Abstaining	Broker Non Vote
4,330,727	6,408	296,432	2,595	1,397,203

Accordingly, the Company will continue to hold advisory votes on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: August 29, 2023	/s/ Irina Nashtatik
Irina Nashtatik
Chief Financial Officer (Principal Financial Officer)